Exhibit 99.1

Innovation in monitoring and treatment of the immune system

Safe Harbor Statement This presentation contains forward - looking statements that are subject to many risk and uncertainties. Forward - looking statement s include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other thi ngs, our ongoing and planned product development; our intellectual property position; our ability to develop commercial functions; expectation s r egarding project launch and revenue; our results of operations, cash needs, spending, financial condition, liquidity, prospects, growth and st rat egies; the industry in which we operate; and the trends that may affect the industry or us. Although we believe we have a reasonable basis for ea ch statement, we caution you that forward looking statements are not guarantees of future performance. Actual results may differ materially from those indicated by these forward - looking statements as a result of various important those risks more fully discussed in the section entitled “Risk Factors” in the Company’s prospectus, dated June 29, 2020, tha t U.S. Securities and Exchange Commission under File No. 333 - 235933, as well as discussions of potential risk, uncertainties, and factors in the Company’s subsequent filings with the U.S. Securities and Exchange Commission. All such statements speak only made, and the Company undertakes no obligation to update or revise publicly any forward - looking statements, whether as a information, future events or otherwise. 2 ADTX | A ditxt.com | Innovation in monitoring and treatment of the immune system

3 Agenda Company Immune Monitoring Immune Treatment ADTX | A ditxt.com | Innovation in monitoring and treatment of the immune system

4 2020 Thrust the Immune System into a Whole New Focus ADTX | A ditxt.com | Innovation in monitoring and treatment of the immune system

5 HighTech BioTech Approach to Immune Health Aditxt is innovating and commercializing technologies focused on monitoring and treatment of the immune system ADTX | A ditxt.com | Innovation in monitoring and treatment of the immune system Immune Monitoring & Treatment Biologics Bioinformatics Data & A.I. Manufacturing Diagnostics

Potential Markets*



Psoriasis
Atopic Dermatitis
Vitiligo
Islet Cell Transplantation
Type 1 Diabetes
Alopecia
Celiac Disease
Organ Transplant
Skin Allograft Transplantation
Influenza
Multiple Sclerosis
COVID-19
Allergy

$100 B	Autoimmune Disease
$99 B	Infectious Diseases
$25 B	Allergy
Dermatology	$37 B
Organ & Tissue Transplant	$8.4 B
Central Nervous System	$116 B

*Refer to slide 32 for market size sources

ADTX | Aditxt.com | Innovation in monitoring and treatment of the immune system

6

7 Strategically Located Silicon Valley, CA Richmond, VA CLIA - certified AditxtScore Ρ operation Hub of capital markets, investor and media relations, and business development Hub of discovery and product development New York City, NY Berlin, Germany Autoimmunity clinical work ADTX | A ditxt.com | Innovation in monitoring and treatment of the immune system

A team to deliver


Anastasia Katany, D.O. ABFM, FAARFM, ABAARM *VP of Products, AditxtScore™*


Thomas J. Farley, CPA
Chief Financial Officer


Corinne Pankovcin
President


Amro Albanna
Co-founder & CEO


Joachim-Friedrich Kapp, MD, PhD - SVP Clinical Development, Autoimmunity


Shahrokh Shabahang, MS, PhD – Co-founder, Chief Innovation Officer, Board Member


Jennifer Lee
Director of Human Resources


Joseph P. McConnell, PhD, DABCC, FAACC Senior Vice President of Laboratory Science


Daniel Heofner, MT, PhD, DABCC, FAACC
Director of Laboratories


Rowena Albanna
Chief Operating Officer


Anthony Voorhies
Head of Business Development, AditxtScore™


Dolly Tyan, PhD, D(ABHI) - *SVP Clinical Development, Transplantation*

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Aditxt™ Immune Health

Independent Board Members

Our independent board members are comprised of the government and industry's leading experts with backgrounds ranging from finance to medicine.



LAURA ANTHONY

Director & Chair of Nominating & Corporate Governance Committee

Securities attorney providing corporate counsel to small-cap and middle market private and public companies. Focus includes compliance with the Securities Act of 1933 offer sale and registration requirements, including private and public offerings; IPOs; compliance with the NASDAQ and NYSE American initial and continued listing requirements; compliance with the registration and reporting requirements under the Securities Exchange Act of 1934; and mergers and acquisitions.



BRIAN BRADY, CFA, MBA

Director & Chair of Audit Committee

Former Senior Portfolio Manager/VP at Northern Trust who led the investment practice in the Fort Worth and West Texas marketplace. Extensive experience with financial markets and investment due diligence. Currently serves as Director of Investments for a large hospital system.



LAUREN CHUNG, Ph.D.

Director

Venture partner at Yozma Group Korea. Founder and CEO of MINLEIGH LLC. Former managing director in Healthcare Research at WestPark Capital and co-founder of Tokum Capital Management, a global healthcare fund, which merged with Perella Weinberg Partners. Previously managed healthcare investment portfolios at institutional investment firms. Served as a research scientist doing cutting-edge work in neurodegenerative and genetic disorders at Massachusetts General Hospital/Harvard Medical School and Boston Children's Hospital.



NAMVAR KIAIE

Director & Chair of Compensation Committee

Senior R&D leader and Head of R&D for the New Analyte Ventures at Abbott Diabetes Care, managing up to 80 R&D Engineers and Scientists in developing Abbott's next generation biosensing technologies. Responsible for the successful development of 40+ novel diabetes management related products, including FreeStyle Libre.



JEFFREY RUNGE, MD, FACEP

Director

Former Chief Medical Officer & Assistant Secretary for Health Affairs of the U.S. Department of Homeland Security. Has over 35 years of experience as a physician, board certified in emergency medicine, with two decades of experience as a Federal government and healthcare executive. Has expertise across the fields of homeland defense, threat mitigation and prevention, medical preparedness, and medical services delivery. Also served as the head of two federal agencies (2001-2008).

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10 Innovation in partnership with research institutions Global Network of Collaborators Commercialization with market access partners Business infrastructure ADTX | A ditxt.com | Innovation in monitoring and treatment of the immune system

Immune Monitoring 11 ADTX | A ditxt.com | Innovation in monitoring and treatment of the immune system

12 • Each person’s immune system is unique and responds differently to viruses, bacterial antigens, peptides, drugs, bone marrow and solid organ transplants, and cancer • By measuring and monitoring each individual’s unique immune system, Aditxt delivers an unparalleled approach to both monitoring and treating immune health with precision The need for understanding our immune system in order to practice precision medicine ADTX | A ditxt.com | Innovation in monitoring and treatment of the immune system

AditxtScore™ Cellular Immunity Assessment

An Innovative Way to Map the Whole Immune System

- AditxtScore is a proprietary platform that provides a personalized, comprehensive profile of a patient's individual immune system
- Can be useful in anticipating attacks on the body
- Initial technology was licensed from, invented and used at Stanford University
- AditxtScore technologies are protected by 2 patent families
- Substantial know-how and trade secrets in development and commercialization

Evaluation of memory B cell response (v. 2.0)

- Can detect 100 different targets
- Four-hour assay
- Sensitivity = 1 / 106 cells

Chen G, Liu H, Tyan D. FlowSpot: Real time prediction and monitoring of cellular immune profiles for responses to pathogens, vaccines, therapeutics, and transplantation. Manuscript submitted for publication.



Fluorochrome #2
Fluorochrome #1
#70
Neg.
Pos.

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14 How it Works Patient Provides Samples Samples are processed at the AditxtScore ۲ Center confidentially AditxtScores ۲ of the Immune system are generated 1. 2. 3. ADTX | A ditxt.com | Innovation in monitoring and treatment of the immune system

15 ADTX | A ditxt.com | Innovation in monitoring and treatment of the immune system

16 Detection of auto - antibodies to all 4 beta cell antigens in a single multiplex assay Monitoring of disease progression Monitoring of response to therapy AditxtScore Ρ for T1D AditxtScore ۲ for Type - 1 Diabetes: Early Detection of Auto - antibodies ADTX | A ditxt.com | Innovation in monitoring and treatment of the immune system

BRAIN THYROID CARDIO - METABOLIC GUT HEALTH DIABETES BONES AND JOINTS HORMONE IMBALANCES 17 Future Applications Future Applications ADTX | A ditxt.com | Innovation in monitoring and treatment of the immune system

18 Scaling Up for Millions of Tests High - capacity, CLIA - certified AditxtScore ۲ immune monitoring center in Richmond, Virginia Introduced in a joint press conference including Virginia Governor Ralph Northam and Richmond Mayor Levar Stoney Scaling to process up to 10 million AditxtScores TM annually ADTX | A ditxt.com | Innovation in monitoring and treatment of the immune system

Immune Treatment 19 ADTX | A ditxt.com | Innovation in monitoring and treatment of the immune system

20 Therapeutic Platforms Immune Modulation RNAi ADTX | A ditxt.com | Innovation in monitoring and treatment of the immune system

Aditxt™
Immune Health

Disclaimers about Transaction Agreement To Acquire AiPharma, Rights Holder Of Antiviral Tablet Avigan/Reeqonus/Qifenda Used in the Treatment of Over 1.5 Million Covid-19 Patients Outside the U.S. and Canada, (information filed on Aditxt, Inc.'s Form 8-K dated October 4, 2021)

Disclaimers:

The information contained in this Presentation regarding AiPharma is derived solely from management of AiPharma and otherwise publicly available information and does not purport to be all-inclusive. The information has not been independently verified.

The acquisition is subject to the satisfaction of numerous conditions, including satisfactory due diligence, the negotiation and execution of definitive agreements and other closing conditions, including board and shareholder approval and approval by Nasdaq of the listing of shares proposed to be issued in the transaction. The parties have entered into a transaction agreement to reach a definitive agreement by the end of November 2021. However, there can be no assurance that a definitive agreement will be entered into or that the proposed acquisition will be completed as proposed or at all.

This Presentation includes certain projections and forward-looking statements provided by the Company, including with respect to the anticipated future performance of the Company, a potential business combination transaction with AiPharma and our ability to develop and commercialize products and obtain regulatory approvals. Such projections and forward-looking statements reflect various assumptions of management, and are subject to significant business, regulatory, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company. Accordingly, there can be no assurance that such projections or forward-looking statements will be realized. Actual results may vary from anticipated results and such variations may be material. Therefore, you should not rely on any of these projections or forward-looking statements. Important factors that could cause our actual results to differ materially from those indicated in the projections or forward-looking statements include, among others: (i) statements regarding the therapeutic potential of AiPharma's products are based on preclinical and clinical findings and observations and actual trial results may differ; (ii) the clinical and commercial risks associated with our products and those of AiPharma remain high and failure can unexpectedly occur at any time prior to regulatory approval; (iii) the risk that AiPharma's preclinical or clinical studies may be delayed or fail to be completed on time or not at all; (iv) risks associated with the regulatory approval process; (v) our or AiPharma's ability to enter strategic relationships for development or commercialization of our respective products; (vi) patents may not issue from our patent applications, patents that have issued may not be enforceable, or additional intellectual property licenses from third parties may be required; (vii) our ability to obtain sufficient financing; and (viii) our ability to consummate on terms that are favorable to us or at all any potential strategic transactions, including the proposed business combination transaction with AiPharma. Any projection or forward-looking statement made by us in this Presentation is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to update any projection or forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

On October 4, 2021, Aditxt, Inc. (the "Company") entered into a transaction agreement (the "Transaction Agreement") with AiPharma Global Holdings LLC ("AiPharma Global"), pursuant to which the Company agreed to reach a definitive agreement (the "Definitive Agreement") no later than November 30, 2021 to acquire a subsidiary ("AiPharma Subsidiary" or "Holdco") of AiPharma Global, which is to own all of the assets of AiPharma Global following a restructuring of AiPharma Global, subject to certain termination rights described below. The Company previously announced that it had entered into a letter of intent to acquire a target company (the "Letter of Intent"), which was reported in the Company's Current Report on Form 8-K dated August 25, 2021.

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22 Key Metrics About AiPharma and its Brands ( Avigan /Reeqonus/ Qifenda )* • AiPharma is rights holder of antiviral tablet Avigan/Reeqonus/Qifenda used in the treatment of over 1.5 million COVID - 19 patients outside the U.S. and Canada • Avigan has full marketing authorization or emergency use authorization as a treatment for COVID - 19 in Mexico, India, Indonesia, Thailand and Malaysia, with many other countries buying the drug under compassionate use programs including the United Kingdom, United Arab Emirates, Greece, Hungary and Saudi Arabia • AiPharma Global generates revenues from worldwide sales outside the U.S. and Canada of Avigan/Reeqonus through its 50% equity stake in Global Response Aid ("GRA”) • GRA is part of a consortium that includes Appili Therapeutics (TSX: APLI; OTCQX: APLIF), Dr. Reddy’s Laboratories (NYSE:RDY), Agility (KSE/DFM: AGLTY) and FUJIFILM Toyama Chemical Co. Ltd, a subsidiary of FUJIFILM Holdings (FUJIY); Consortium members work together to coordinate and accelerate the worldwide development of Avigan/Reeqonus ADTX | A ditxt.com | Innovation in monitoring and treatment of the immune system The acquisition of AiPharma is subject to the satisfaction of numerous conditions, including satisfactory due diligence, the negotiation and execution of d efinitive agreements and other closing conditions. AVIGAN/REEQONUS is a highly effective oral anti - viral that is administered at home, early in the course of infection, preventing transmission of the virus and hospitalization, ultimately saving lives. AVIGAN/REEQONUS is uniquely positioned to address the current COVID - 19 pandemic and future viral outbreaks now, outbreaks now, and into the future. *The 200mg dosage is marketed under the brand name AVIGAN, and in North America, REEQONUS.

23 Phase 3 U.S. Study Being Conducted by AiPharma’s Consortium Partner Appili Therapeutics Topline results expected in <60 days planned acquisition of AiPharma • Phase 3 PRESECO (PREventing SEvere COVID - 19) trial evaluating oral Avigan®/Reeqonus ۲ (favipiravir) as a potential COVID - 19 treatment conducted by consortium partner • Enrollment of 1,231 COVID - 19 patient patients enrolled with mild - to - moderate disease including with Delta variant • Goal is for Avigan/Reeqonus to become standard of care in the US for mild - to - moderate COVID - 19 patients to resolve symptoms rapi dly at home AiPharma recently agreed to acquire a major stake in Appili Therapeutics • AiPharma expects to own 19.4% of the issued and outstanding Appili shares following the closing of its transaction expected Q 4 2 021 ADTX | A ditxt.com | Innovation in monitoring and treatment of the immune system The acquisition of AiPharma is subject to the satisfaction of numerous conditions, including satisfactory due diligence, the negotiation and execution of d efinitive agreements and other closing conditions.

Aditxt
Immune Health

AditxtReprogramming™

Platform to Modulate the Immune System

AditxtReprogramming™

Immune reprogramming (immune tolerance) therapies reprogram the immune system so that disease-causing immune responses are stopped while maintaining the immune system's ability to combat pathogenic infection.

AditxtReprogramming technologies are protected by 7 patent families



ENCODES TARGET PROTEIN
ENCODES PRO-APOPTOTIC PROTEIN

Plasmid DNA inducing tolerance-inducing target protein

Plasmid DNA inducing natural 'programmed' cell death

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Aditxt Immune Health

IP Portfolio

AditxtReprogramming™ technologies are protected by 7 patent families, including:

- 8 U.S. patents, 4 U.S. pending patent applications, 86 foreign patents, and 14 foreign pending patent applications (EU, Australia, Canada, Japan, China, India, Hong Kong)

AditxtReprogramming™ patents are broadly categorized into 3 groups:

- Autoimmune diseases and type 1 diabetes
- Organ transplantation and a method of producing plasmid DNA that is mammalian-like to prevent immune activation
- Composition of matter for a tolerance delivery system for antigens of interest (basis for a platform allowing development of a new class of immunotherapeutics for various indications)

The projected expiration dates for the ADi™ patents range from 2021 to 2032.

We also possess and/or in-license substantial know-how and trade secrets relating to the development and commercialization of our product candidates, including related manufacturing processes and technologies.

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26 Preclinical Proof of Concept with ADi ۲ Skin Allograft Transplantation Type 1 Diabetes (Autoimmunity) Alopecia Areata (Autoimmunity) Psoriasis (Autoimmunity) 21 Days 58 Days Immunosuppression alone Allograft lost in 21 days on average ADi Œ with minimal immunosuppression 3 - fold increase in the longevity of the skin allografts 10 15 20 25 30 35 40 0 100 200 300 400 500 600 ADi Tx of NOD mice at >200 mg/dL Age (weeks) F a s t i n g B l o o d G l u c o s e ( m g / d L ) 1 2 3 4 5 6 7 8 9 10 11 12 Administration of ADi TM using GAD as the antigen over an 8 - week period in animals with T1D restores insulin production and reverses hyperglycemia ADi TM protects hair follicles from autoimmune attack Methylated vector Unmethylated BAX Methylated BAX 0 0,1 0,2 0,3 Psoriasis Induced - ADi Treated Psoriasis Induced - Untreated Increase in Skin Thickness Change in thickness (mm) 0 0,5 1 1,5 Psoriasis Induced - ADi Treated Psoriasis Induced - Untreated Increase in Scaling Scaling Score (range = 0 - 4) ADi TM treatment resulted in a 69% reduction in skin thickening and 38% reduction in scaling over the 10 - day study period* in an established psoriasis model ADTX | A ditxt.com | Innovation in monitoring and treatment of the immune system

27 AditxtReprogramming ۲ Clinical Pipeline ADTX | A ditxt.com | Innovation in monitoring and treatment of the immune system

28 Deal Date Licensor Licensee Phase of Development Indication(s) Deal Type Upfront Payment (M) Milestone Payment (M) Total Deal Value (M) 13 - Nov - 2019 Exicure Allergan Discovery Alopecia License - Collaboration (option) $25 $725 $770 30 - Oct - 2019 Pandion Therapeutics Astellas Pharma Discovery Type 1 Diabetes License - Collaboration $45 $750 $795 29 - Oct - 2018 Denali Therapeutics Sanofi Genzyme Phase 1 Clinical Psoriasis and other CNS indications License - Collaboration (option) $125 $1,095 $1,220 02 - Dec - 2016 Exicure Purdue Pharma Phase 1 Clinical Psoriasis License - Collaboration (option) $10 $777 $787 02 - Jun - 2015 Anokion Astellas Pharma Discovery Type 1 Diabetes and Celiac disease License - Collaboration Undisclosed Undisclosed $760 Significant Value in a Partner - Centric Approach Notable Recent Licensing Transactions Significant opportunity in pharma backed indications Significant upside potential in low saturated indication Source: Cortellis Health Intelligence ADTX | A ditxt.com | Innovation in monitoring and treatment of the immune system

29 Equity Profile Ticker ADTX Market Cap (as of 10/11/21) ~$36.1 M Share Price (as of 10/11/21) $1.78 Shares Outstanding (as of 8/31/21) ~20.3 M Avg. Daily Trading Volume (90 day) (as of 10/11/21) 5.6 M Cash on Hand (6/30/21) $8.6 M ADTX | A ditxt.com | Innovation in monitoring and treatment of the immune system

Aditxt™ Immune Health

Appendix: sources

- https://www.alliedmarketresearch.com/autoimmune-disease-therapeutics-market
- https://www.bchttps://www.alliedmarketresearch.com/allergy-treatment-market#:~:text=The%20global%20allergy%20treatment%20market,6.3%25%20from%202018%20to%202025.cresearch.com/market-research/pharmaceuticals/infectious-disease-treatments-markets-report.html#:~:text=The%20global%20market%20for%20infectious,8.9%25%20from%202017%20to%202022
- https://www.alliedmarketresearch.com/allergy-treatment-market#:~:text=The%20global%20allergy%20treatment%20market,6.3%25%20from%202018%20to%202025
- https://www.grandviewresearch.com/industry-analysis/transplantation-market
- https://www.grandviewresearch.com/industry-analysis/central-nervous-system-cns-therapeutic-market#:~:text=The%20global%20CNS%20therapeutic%20market,USD%20124.0%20billion%20in%202021
- https://www.fortunebusinessinsights.com/dermatology-drugs-market-104432

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Aditxt Inc. (Aditxt ۲ ) 737 N. Fifth Street, Suite 200 Richmond, VA 23219 Direct: 650 - 870 - 1440 | Main: 650 - 870 - 1200 Ext. 440 31 ADTX | A ditxt.com | Innovation in monitoring and treatment of the immune system